                                                                    EXHIBIT 20.2


                                      UCFC
                                UCFC LOAN TRUST
                                 SERIES 1996-A
                               RESERVE FUND TRUST
                        STATEMENT TO CERTIFICATEHOLDERS

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                                                     DISTRIBUTIONS IN DOLLARS
                                PRIOR                                                                                     CURRENT
               ORIGINAL       PRINCIPAL                                                   REALIZED         DEFERRED      PRINCIPAL
  CLASS       FACE VALUE       BALANCE        INTEREST     PRINCIPAL         TOTAL         LOSSES          INTEREST       BALANCE
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 A              0.00            0.00           0.00          0.00           0.00            0.00             0.00           0.00
 B              0.00            0.00           0.00          0.00           0.00            0.00             0.00           0.00













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TOTALS          0.00            0.00           0.00          0.00           0.00          0.00               0.00           0.00
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                          FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                      PASS-THROUGH
                                  PRIOR                                                 CURRENT                  RATES
                                PRINCIPAL                                              PRINCIPAL
  CLASS           CUSIP          BALANCE      INTEREST     PRINCIPAL         TOTAL      BALANCE          CURRENT         NEXT
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           A                 0.000000        0.000000      0.000000       0.000000      0.000000        0.000000%       0.000000%
           B                 0.000000        0.000000      0.000000       0.000000      0.000000        0.000000%       0.000000%









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SELLER:                                UCFC Acceptance Corporation         ADMINISTRATOR:                          Vince Valdes
SERVICER:                          United Companies Lending Corporation                                       Bankers Trust Company
LEAD UNDERWRITER:                      UCFC Acceptance Corporation                                                 3 Park Plaza
RECORD DATE:                                  July 31, 1996                                                      Irvine, CA 92714
DISTRIBUTION DATE:                           August 15, 1996               FACTOR INFORMATION:                    (800) 735-7777
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                                        (C) COPYRIGHT 1996 Bankers Trust Company

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